UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2006

Date of Report (Date of earliest event reported)

MED-EMERG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404

Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

On July 11, 2006 Med-Emerg International Inc. (the “Company”) and Calian Technologies Ltd. (“Calian”) entered into an agreement settling the litigation between them that was initiated by the Company before the Ontario Superior Court of Justice pursuant to which Calian paid to the Company the sum of CDN $2 million (equal to approximately $1.8million) and the parties exchanged full and final releases.

In addition, the information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the settlement by the Company and Calian of the outstanding litigation, on July 11, 2006, the Company and Calian executed a Subscription Agreement dated as of July 11, 2006 (the "Subscription Agreement") for the private placement by the Company to Calian of 8,750,000 shares of the Company’s newly designated Series I Special Shares (the “Series I Shares”) for aggregate gross proceeds to the Company of approximately CDN $3.5 million (equal to approximately $3.1million). At the closing of the purchase of the Series I Shares, the Company received CDN $1.75 million (equal to approximately $1.57 million). Under the Subscription Agreement, the remainder of the consideration consisting of CDN $1.75 million (equal to approximately $1.57 million) has been deposited into escrow and will be paid to the Company as follows: (i) the amount of CDN $0.875 million (equal to approximately $0.785 million) will be paid to the Company upon the filing by the Company of the Registration Statement (as defined below) and the (ii) remainder of the consideration will be paid at such time as the Registration Statement is declared effective.

Material Terms Applicable to the Series I Shares

The rights and privileges that are attached to the Series I Shares are specified in an amendment to the Company’s Articles (the “Series I Shares Amendment”).  The Series I Shares, which were issued on July 11, 2006, have a term of five years, subject to earlier conversion or redemption under certain conditions. By their terms, the Series I Shares are, at the option of the holder thereof, convertible at any time into the Company’s common shares, no par value (hereinafter the “Common Stock”), at an initial conversion rate of one share of Common Stock for each Series I Share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Commencing after the second anniversary of issuance, the Company is entitled to require the conversion of outstanding Series I Shares at the applicable conversion rate, at any time and from time to time, provided that the following conditions are satisfied: (i) the volume weighted average trading price (VWAP) of the Company’s Common Stock on the principal exchange or market (including the OTC Bulletin Board) on which the Common Stock are traded or quoted is greater than or equal to $0.46 (as may be appropriately adjusted in respect of any stock split) during any 60 consecutive calendar day period, (ii) the total volume of Common Stock traded over such period exceeds 600,000 shares (as adjusted to reflect any stock splits), and (iii) the Company delivers written notice of such conversion to the holders of the Series I Shares within 10 days of the satisfaction of the above conditions. The Company's right to require such conversion is further subject to there being an effective registration statement at the time covering the resale of the Common Stock underlying the Series I Shares and certain other conditions being satisfied. In addition, dividends on the Series I Shares are payable if and when declared by the Company’s Board of directors. Upon the liquidation, dissolution or winding up of the Company, the holders of the Series I Shares are entitled to be paid out of Company assets legally available therefore in preference to the holder of Common Stock or the holders of any class of securities junior to the Series I Shares an amount  in cash equal to $0.40 (as may be appropriately adjusted in respect of any stock split) for each Series I Share, together with all declared and unpaid dividends on the Series I Shares (hereinafter the “Cash Payout Amount”).

Until converted, the holders of the Series I Shares are entitled to vote at all meetings of stockholders except meetings at which only holders of a specified class of shares (other than Series I Shares) or specified series of shares are entitled to vote. Each Series I Share entitles the holder to the number of votes per share equal to the number of shares of Common Stock into which such Series I Share is convertible pursuant to these Series I Share provisions as of the record date for the determination of shareholders entitled to vote on such matter.

Upon a “Change in Control” (as defined in the Series I Shares Amendment), the Company is required to redeem any unconverted Series I Share by paying, in cash, the Cash Payout Amount. In addition, at the end of their five-year term, any outstanding Series I Shares shall be redeemed by the Company at its option in (i) cash, by the payment of the Cash Payment Amount or (ii) in shares of Common Stock at a rate equal to the quotient of (A) the initial specified conversion price per Series I

Share of $0.40 divided by (B) 95% of the VWAP during the 60 day period preceding such fifth anniversary. The Company's right to redeem the Series I Shares by payment of Common Stock is subject to there being an effective registration statement at such time covering the resale of the Common Stock underlying the Series I Shares and certain other conditions being satisfied.

Material Undertakings of the Company and Calian

Under the terms of the Subscription Agreement with Calian, the Company has agreed that, so long as Calian continues to hold at least 4,375,000 Series I Shares, the Company will not, without the prior written consent of Calian (which consent is not to be unreasonably withheld or delayed), issue any shares or other securities convertible into equity shares in the Company to an insider (other than (i) the grant of any incentive stock options or the issuance of any other convertible security having an exercise or conversion price of not less than the fair market value (as determined by the rules of the applicable exchange or market on which the underlying securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of the security underlying such option or convertible security on the date of grant or issue, or issue any security on the exercise of any such option or conversion of any such convertible security, (ii) the issue of any securities on exercise, conversion or exchange of any convertible securities, including any options, outstanding on the date of the Subscription Agreement, (iii) the issue of any securities at a price not less than the fair market value (as determined by the rules of the applicable exchange or market on which such securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of such securities on the date of such issuance or (iv) the issue of any securities in connection with any financing, which financing includes arm’s length third parties who are participating on equal terms to any such insiders and, in any event, at a price not less than the fair market value (as determined by the rules of the applicable exchange or market on which such securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of such securities on such date subject only to a discount not exceeding 20% on such fair market price), or purchase, redeem or retire any shares of the Corporation held by Insiders unless such purchase, redemption or retirement is offered to all holders of the same class or series of shares and excluding the conversion and/or redemption of any Share. The Company also agreed that so long as Calian continues to hold 4,375,000 Series I Shares the Company (i) will maintain the quotation of its Common Stock on the Over-the-Counter Bulletin Board, provided, that, if the Company's Board of Directors determines to terminate such quotation then the Company and Calian are to negotiate in good faith a mutually acceptable arrangement for Calian to sell, transfer or otherwise dispose of its shares and (ii) will not alter amend or otherwise modify the terms of any currently outstanding Company security that is convertible into Common Stock..

Also under the terms of the Subscription Agreement, the Company granted Calian certain pre-emptive rights to participate in future sales of Common Stock or securities convertible into Common Stock (“Additional Securities”) for the express purpose of raising cash to finance its business activities (a “Financing”).  Pursuant to such agreement, Calian has the right to purchase its “Pro Rata Share” of any such Additional Securities, which is equal to the total number of Additional Securities offered in any Financing, multiplied by the quotient of X/Y, where X is equal to the aggregate of (i) the shares of Common Stock held by Calian which were issued to Calian on conversion of Series I Shares and (ii) the number of shares of Common Stock into which the Series I Shares then held by Calian are convertible in accordance with the Series I Share Amendment and Y is equal to aggregate number of all outstanding shares of Common Stock, all as at the date that the notice of the Financing is given to Calian.

In an Investor Rights Agreement entered into by the Company and Calian as of July 11, 2006 (the “Investor Rights Agreement”), the Company agreed to take all actions in its capacity to effect the appointment or election of Mr. Larry O’Brien, Calian’s current Chairman, to the Board of Directors of the Company or, alternatively to appoint an observer specified by Calian as an observer to the Company’s Board of Directors. The Company is entitled to exclude such director nominee or observer’s rights to participate in any board meeting to the extent necessary to protect any privileged Company information and to extent that the Board considers such person’s participation to be inimical to the Company’s interest, having regard to the fact that Calian is a competitor of the Company.  The Company agreed to obtain by July 21, 2006 the agreement of Company shareholders collectively holding more than 50% of the Company's Common Stock to vote their Common Stock holdings in favor of the election of Mr. O'Brien to the Company's Board of Directors. Calian's right to designate a board nominee or board observer terminate at such time at it holds less than 6,562,500 Series I Shares or upon a "Change in Control".

The Company has undertaken to file, within 45 days of the closing, a registration statement (the "Registration Statement") covering the resale of the Common Stock underlying the Series I Shares.

In the Subscription Agreement, Calian agreed that, for so long as it owns, directly or indirectly, any Series I Shares, it will, on any resolution with respect to which the holders of the Series I Shares are entitled to a class vote, vote all such shares outstanding at the applicable time in favor of such resolution if (a) such resolution is in connection with the approval of any matter that would, if approved by the requisite majority of each other class of shares of the Company entitled to vote thereon and consummated, constitute a "Change of Control", (b) management of the Company, at the direction of the Board, has solicited proxies in favor of, or the Board otherwise approves of, such resolution and (c) the Series 1 Share provisions in effect at the time are not adversely affected or changed by such resolution or Change in Control or, alternatively, reasonably satisfactory arrangements are made to respect the rights of the Series 1 Shares in connection with such Change of Control.

Finally, Calian agreed that it will not sell, assign, transfer, pledge or otherwise dispose of any Series I Shares (except (i) to any affiliate controlled by the it, (ii) a pledge to a bona fide lender pursuant to a general security agreement in favour of such lender pursuant to which all of the assets of Calian are secured as collateral to secure outstanding indebtedness to such lender or (iii) with the prior written consent of the Company).

The placement of the Series I Shares to Calian was made  in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the Series I Shares attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

4.1  Schedule A --Amendment to Articles– Series I Special Shares

10.1 Subscription Agreement dated as of July 11, 2006 by and between the Company and Calian.

10.2 Investor Rights Agreement dated as of July 11, 2006 by and between the Company and Calian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2006		MED-EMERG INTERNATIONAL, INC.
	By:	/s/ Ramesh Zacharias Ramesh Zacharias, Chief Executive Officer

5